VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com HERMAN MILLER, INC. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. ATTN: SHAREHOLDER SERVICES Have your proxy card in hand when you access the web site and follow the 855 EAST MAIN AVENUE instructions to obtain your records and to create an electronic voting instruction ZEELAND, MI 49464-0302 form. During The Meeting - Go to www.virtualshareholdermeeting.com/MLHR19 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Herman Miller, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E83535-P27916 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HERMAN MILLER, INC. For Withhold For All To withhold authority to vote for any individual Vote on Directors All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the listed nominees: ! ! ! 1. Director Vote TO ELECT THREE DIRECTORS TO SERVE UNTIL 2022 01) Lisa A. Kro 02) Michael C. Smith 03) Michael A. Volkema Vote on Proposals The Board of Directors recommends a vote FOR the proposals. For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm. ! ! ! 3. Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers. ! ! ! The Proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the Proxies will vote the shares "FOR" the nominees and "FOR" proposals 2 and 3. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof. For address changes and/or comments, please check this box and write them ! on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E83536-P27916 HERMAN MILLER, INC. By signing this card, voting by telephone or voting by Internet, the shareholder appoints Michael A. Volkema and Jacqueline H. Rice, and each of them, Proxies, with full power of substitution, to vote all of the undersigned's shares of Herman Miller, Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Monday, October 14, 2019 at 11:00 a.m. ET at www.virtualshareholdermeeting.com/MLHR19, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side